                                                                   Exhibit 10.50

                        AMENDED AND RESTATED CONSOLIDATED
                       MULTIPLE ADVANCE NON-REVOLVING NOTE

         FOR VALUE RECEIVED, Bionutrics, Inc., a Nevada corporation ("Borrower"), hereby promises to pay to the order of William McCormick, as agent ("Agent"), for the ratable benefit of HealthSTAR Holdings, LLC ("Holdings"), Ropart Investments, LLC, Xiagen Ltd., Ronald H. Lane, William McCormick, Fred Rentschler, William J. Rittger and any other party who signs this Note as a lender (collectively, "Lenders"), at the office of Agent located at c/o Inverness, 660 Steamboat Road, Greenwich, Connecticut 06830 or at such other place as Agent may designate, on January 2, 2002, or earlier as required herein (the "Maturity Date"), the sum of Eight Hundred Forty Thousand Dollars ($840,000.00) or such lesser sum as from time to time shall be outstanding hereunder, as reflected in the books and records of Agent, such sum to include the Accreted Interest (defined below), and, to the extent applicable, shall pay the Default Interest Rate specified below, in accordance with the following terms and conditions:

         1.       BACKGROUND.

                  (a) Pursuant to the Amended and Restated Loan and Stock Pledge Agreement of even date herewith executed by Borrower, Lenders and Agent (the "Loan Agreement"), Lenders have agreed at their discretion to make a multiple advance loan to Borrower in an amount not to exceed Seven Hundred Thousand Dollars ($700,000.00) (the "Loan") with Holdings commitment limited to One Hundred Seventy-Five Thousand Dollars ($175,000) of the Loan amount.

                  (b) Pharmaceutical Marketing Brands, Inc. has assigned to HealthSTAR Holdings LLC all of its right, title and interest in and to that certain promissory note dated September 7, 2001 in the original principal amount of $400,000 executed by Borrower in favor of Pharmaceutical Marketing Brands, Inc. pursuant to which $150,000 has been advanced as of the date hereof.

                  (c) This Amended and Restated Consolidated Multiple Advance Non-Revolving Note (this "Note") consolidates the unpaid principal balance of (i) that certain promissory note dated September 7, 2001 in the original principal amount of Four Hundred thousand Dollars ($400,000) with unpaid principal balance of One Hundred Fifty Thousand Dollars ($150,000) executed by Borrower in favor of Pharmaceutical Marketing Brands, Inc. and (ii) that certain multiple advance non-revolving note dated June 20, 2001 executed by Borrower in favor of Ropart Investments, LLC, Xiagen Ltd., Ronald H. Lane, William McCormick, Fred Rentschler, and William J. Rittger with unpaid principal balance of Four Hundred Thirty-Three Thousand Dollars ($433,000) (collectively, the "Original Notes").

                  (d) This Amended and Restated Consolidated Multiple Advance Non-Revolving Note (this "Note") replaces the Original Notes and this Note shall fully supercede the provisions of the Original Notes but does not constitute an accord and satisfaction, a novation or other extinguishments of the obligations of Borrower under the Original Notes.

                  (e)      This Note is executed pursuant to the Loan Agreement.

                  (f) Borrower's obligations under the Loan are secured by the collateral described in the Loan Agreement and by that certain Amended and Restated Security Agreement of even date herewith by and between Borrower, Agent, and Lenders.

                  (g) The Loan Agreement contains additional terms relating to the Loan.

         2. CONTRACTED FOR RATE OF INTEREST. The contracted for rate of interest of the indebtedness evidenced hereby, without limitation, shall consist of the following:

                  (a) The Accreted Interest, which shall be equal to the original issue discount between the date of issuance and the date of payment based on the advances made under this Note from time to time outstanding such that the Accreted Interest shall be equal to $140,000 if the full $700,000 is advanced pursuant to the Loan;

                  (b) The Default Interest Rate (as hereinafter defined), as from time to time in effect, calculated daily on the basis of actual days elapsed over a 365-day year, applied to the principal balance from time to time outstanding hereunder; and

                  (c)      All Additional Sums (as hereinafter defined), if any.

Borrower agrees to pay an effective contracted for rate of interest which is the sum of the Accreted Interest referred to in subsection 2(a) above, plus any additional rate of interest resulting from the application of the Default Interest Rate referred to in subsection 2(b) above, and the Additional Sums, if any, referred to in subsection 2(c) above.

         3. DEFAULT INTEREST RATE. The Default Interest Rate shall be a per annum rate equal to 25%. The principal balance outstanding hereunder from time to time shall bear interest at the Default Interest Rate from the date of the occurrence of an Event of Default (as hereinafter defined) until the earlier of: (a) the date on which the principal balance outstanding hereunder, together with all Accreted Interest and other amounts payable hereunder, are paid in full; or (b) the date on which such Event of Default is timely cured in a manner satisfactory to Agent. The Default Interest Rate shall be payable on the fifth
(5th) day of each month.

         4. PRINCIPAL BALANCE. The principal balance outstanding hereunder at any time shall be the total amount of advances made hereunder by Lenders less the total amount of payments of principal hereon as reflected in the books and records of Agent with respect to the indebtedness evidenced hereby.

         5. AGGREGATE OF ADVANCES. Borrower and Lenders contemplate a series of discretionary advances from time to time hereunder, even if the principal balance outstanding hereunder has previously been reduced to zero; provided, however, such advances in the aggregate shall not exceed the principal amount first set forth above. Lenders shall at their discretion make any advance requested by Borrower in accordance with this Note as long as no Event of Default exists on the date of such request. Such advances shall be on a nonrevolving basis and any reduction in the principal balance outstanding hereunder shall not entitle Borrower to any additional advance to the extent such additional advance in the aggregate with all prior advances hereunder would exceed the principal amount first set forth above.

         6. REQUESTS FOR ADVANCES AND DISBURSEMENT OF ADVANCES. When Borrower desires an advance under the Loan, Borrower shall make a written request to Agent for such an advance. Such request shall specify the amount of the advance and the date of disbursement. Agent shall immediately communicate Borrower's request to each of the Lenders and Lenders shall at their discretion make available to the Agent the appropriate amount of funds to satisfy the disbursement request of Borrower. Agent shall remit the appropriate amounts to Borrower on the date requested by Borrower. Lenders except for Holdings shall agree among themselves as to the amount to be advanced by each. Holdings shall determine at its discretion when and if to advance the remaining Twenty-Five Thousand Dollars ($25,000) it is committed to advance under the terms hereof.

         7.       PAYMENT. This Note shall be payable in full on the earlier of
(i) January 2, 2002; (ii) the funding of any loan or loans in cumulative amounts in excess of one million dollars; or (iii) the issuance by the Borrower of any common stock or preferred stock in cumulative amounts in excess of one million dollars (iv) the consummation of any corporate transaction including, but not limited to, the sale of any assets, or the sale of the assets or stock of its subsidiary, InCon Technologies, Inc. for an amount equal to at least two million dollars. Payments received by Agent with respect to the indebtedness evidenced hereby shall be applied in such order and manner as Agent in his sole and absolute discretion may elect. Payments hereunder shall be made at the address for Agent first set forth above, or at such other address as Agent may specify to Borrower in writing.

         8. PREPAYMENTS. Payments may be made at any time, or from time to time, in whole or in part, without penalty, together with all previously matured Accreted Interest and other charges accrued to the date of prepayment. Notwithstanding any prepayment hereof: (a) there will be no change in the due date or amount of scheduled payments due hereunder unless Lenders unanimously agree in writing to such change; and (b) Borrower's obligations hereunder shall continue in effect and this Note shall remain outstanding, unless and until (i) the principal balance outstanding hereunder, together with all Accreted Interest and other amounts payable hereunder or in any of the Loan Documents, are paid in full, and (ii) thereafter, upon Borrower's request, Agent delivers to Borrower the original executed copy of this Note marked "cancelled."

         9. EVENTS OF DEFAULT; ACCELERATION. The occurrence of any one or more of the following events shall constitute an "Event of Default" hereunder, and upon such Event of Default, the entire principal balance outstanding hereunder, together with all Accreted Interest and other amounts payable hereunder, at the election of Agent, shall become immediately due and payable, without any notice to Borrower:

                  (a) Nonpayment of principal, interest or any other amounts when the same shall become due and payable hereunder;

                  (b) The failure of Borrower to comply with any provision of this Note, the Loan Agreement or any of the other documents executed in connection with the transaction contemplated by the Loan Agreement (collectively, the "Loan Documents"); or

                  (c) The appointment of (or application for appointment of) a receiver of Borrower or any other person or entity who is or may become liable hereunder, or the involuntary filing against or voluntary filing by Borrower, or any other person or entity who is or may become liable hereunder, of a petition or application for relief under federal bankruptcy law or any similar state or federal law, or the issuance of any writ of garnishment, execution or attachment for service with respect to Borrower or any person or entity who is or may become liable hereunder, or any property of Borrower or property of any person or entity who is or may become liable hereunder.

         10. ADDITIONAL SUMS. All fees, charges, goods, things in action or any other sums or things of value, other than the interest resulting from the Accreted Interest and the Default Interest Rate, as applicable, paid or payable by Borrower (collectively, the "Additional Sums"), whether pursuant to this Note, the Loan Documents or any other document or instrument in any way pertaining to this lending transaction, or otherwise with respect to this lending transaction, that, under the laws of the State of Arizona, may be deemed to be interest with respect to this lending transaction, for the purpose of any laws of the State of Arizona that may limit the maximum amount of interest to be charged with respect to this lending transaction, shall be payable by Borrower as, and shall be deemed to be, additional interest, and for such purposes only, the agreed upon and "contracted for rate of interest" of this lending transaction shall be deemed to be increased by the rate of interest resulting from the Additional Sums. Borrower understands and believes that this lending transaction complies with the usury laws of the State of Arizona; however, if any interest or other charges in connection with this lending transaction are ever determined to exceed the maximum amount permitted by law, then Borrower agrees that: (a) the amount of interest or charges payable pursuant to this lending transaction shall be reduced to the maximum amount permitted by law; and
(b) any excess amount previously collected from Borrower in connection with this lending transaction that exceeded the maximum amount permitted by law, will be credited against the principal balance then outstanding hereunder. If the outstanding principal balance hereunder has been paid in full, the excess amount paid will be refunded to Borrower.

         11.      CONVERSION OF NOTE.

                  (a) CONVERSION PRICE. At any time prior to the close of business on the business day immediately prior to the Maturity Date, this Note is convertible in whole, but not in part, at the option of the Lenders, into shares of the Borrower's common stock, par value $.001 per share (the "Common Stock") at the rate of One Dollar and Zero Cents ($1.00) per share (the "Conversion Price"), subject to adjustment as provided in Section 11(b) or 11(c) hereof. Notwithstanding the foregoing, Borrower shall not be required to issue fractional shares of Common Stock or other capital stock upon conversion of this Note and, in lieu thereof, shall pay a cash adjustment based upon the then fair market value of the Common Stock based on the average closing price on the OTC Bulletin Board for the five trading days preceding the last business day immediately prior to the date of conversion.

                  (b) ADJUSTMENT BASED UPON COMBINATION OF SHARES OR RECAPITALIZATION. The Conversion Price shall be adjusted in the event that Borrower shall at any time (i) pay a dividend or make a distribution on Common Stock in shares of Common Stock, (ii) subdivide or reclassify its outstanding Common Stock into a greater number of shares, or (iii) combine its outstanding shares of Common Stock into a smaller number of shares. Upon the occurrence of any of the foregoing events, the Conversion Price shall be adjusted so that the Lenders, upon surrender of this Note for conversion, shall be entitled to receive the number of shares of Common Stock or other capital stock of the Borrower that the Lenders would have owned or have been entitled to receive after the happening of any of the events described above had this Note been converted immediately prior to the happening of such event.

                  (c) ADJUSTMENT BASED UPON MERGER OR CONSOLIDATION. In case of any consolidation or merger to which the Borrower is a party (other than a merger in which the Borrower is the entity surviving such merger and which does not result in any reclassification of or change in the outstanding Common Stock of the Borrower), or in case of any sale or conveyance to another person, firm, or corporation of the property of Borrower as an entirety or substantially as an entirety, the Lenders shall have the right to convert this Note into the kind and amount of securities and property (including cash) receivable upon such consolidation, merger, sale or conveyance by a holder of the number of shares of Common Stock into which such Note might have been converted immediately prior thereto.

                  (d) EXERCISE OF CONVERSION PRIVILEGE. The conversion privilege provided for herein shall be exercisable by the Lenders by written notice to the Borrower or its successor and the surrender of this Note in exchange for the number of shares of Common Stock (or other securities and property, including cash, in the event of an adjustment of the Conversion Price pursuant to Section 11(b) or 11(c) hereof) into which this Note is convertible based upon the Conversion Price, as adjusted. All conversion rights will expire at the close of business on the business day immediately prior to the Maturity Date.

         12. WAIVERS. Except as set forth in this Note or the Loan Documents, to the extent permitted by applicable law, Borrower, and each person who is or may become liable hereunder, severally waive and agree not to assert:
(a) any homestead or exemption rights; (b) demand, diligence, grace, presentment for payment, protest, notice of nonpayment, nonperformance, extension, dishonor, maturity, protest and default; and (c) recourse to guaranty or suretyship defenses (including, without limitation, the right to require Lenders to bring an action on this Note). Lenders may, if they unanimously agree, extend the time for payment of or renew this Note, release collateral as security for the indebtedness evidenced hereby, or release any party from liability hereunder, and any such extension, renewal, release or other indulgence shall not alter or diminish the liability of Borrower or any other person or entity who is or may become liable on this Note except to the extent expressly set forth in a writing evidencing or constituting such extension, renewal, release or other indulgence.

         13. COLLECTION COSTS AND EXPENSES. Borrower agrees to pay all costs of collection, including, without limitation, attorneys' fees, whether or not suit is filed, and all costs of suit and preparation for suit (whether at trial or appellate level), in the event any payment of principal, interest or other amount under the Loan is not paid when due, or in the event it becomes necessary to protect the Pledged Collateral (as defined in the Loan Agreement), or to exercise any other right or remedy under this Note, the Loan Agreement or in the Loan Documents, or in the event Agent or Lenders are made parties to any litigation because of the existence of this Note, the Loan Agreement or the other Loan Documents or if at any time Lenders should incur any attorneys' fees in any proceeding under any federal bankruptcy law (or any similar state or federal law) in connection with this Note, the Loan Agreement or the other Loan Documents. In the event of any court proceeding, attorneys' fees shall be set by the court and not by the jury and shall be included in any judgment obtained by Agent or Lenders, as applicable.

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         14.      NO WAIVER BY LENDERS. No delay or failure of Lenders in
exercising any right hereunder shall affect such right, nor shall any single or partial exercise of any right preclude further exercise thereof.

         15. GOVERNING LAW. This Note shall be governed by and construed and interpreted in accordance with the laws of the State of Arizona, notwithstanding any Arizona or other conflict-of-laws provision to the contrary.

         16. JURISDICTION AND VENUE. Borrower, Agent, and Lenders hereby expressly agree that in the event any actions or other legal proceedings are initiated by or against Borrower, Agent or Lenders involving any alleged breach or failure by any party to pay, perform or observe any sums, obligations or covenants to be paid, performed or observed by it under this Note, the Loan Agreement or the other Loan Documents, or involving any other claims or allegations arising out of the transactions evidenced or contemplated by this Note, the Loan Agreement or the other Loan Documents, regardless of whether such actions or proceedings shall be for damages, specific performance or declaratory relief or otherwise, such actions shall be brought in Maricopa County, Arizona, or Middlesex County, New Jersey and Borrower, Agent, and Lenders hereby submit to the jurisdiction of the State of Arizona or New Jersey for such purposes and agree that the venue of such actions or proceedings shall properly lie in Maricopa County, Arizona or Middlesex County, New Jersey

         17. AMENDMENTS. No amendment, modification, change, waiver, release or discharge hereof and hereunder shall be effective unless evidenced by an instrument in writing and signed by the party against whom enforcement is sought.

         18. PROVISIONS SEVERABLE. The provisions of this Note are independent of and severable from each other, and no provision shall be affected or rendered invalid or unenforceable by virtue of the fact that for any reason any other or others of them may be invalid or unenforceable in whole or in part. Further, if a court of competent jurisdiction determines that any provision of this Note is invalid or unenforceable as written, the court may interpret, construe, rewrite or revise such provision, to the fullest extent allowed by law, so as to make it valid and enforceable consistent with the intent of the parties.

         19. BINDING NATURE. The provisions of this Note shall be binding upon Borrower and the heirs, personal representatives, successors and assigns of Borrower, and shall inure to the benefit of Lenders and any subsequent holder of all or any portion of this Note, and their respective successors and assigns.

         20. NOTICE. Any notice or other communication with respect to this Note shall: (a) be in writing; (b) be effective on the day of hand-delivery thereof to the party to whom directed, one day following the day of deposit thereof with delivery charges prepaid with a national overnight delivery service, or two days following the day of deposit thereof with postage prepaid with the United States Postal Service, by regular first class, certified or registered mail; (c) if directed to Agent, be addressed to Agent at the address of Agent first set forth above or to such other address as Agent shall have specified by like notice; (d) if directed to Borrower, be addressed to Borrower at the address for Borrower set forth below Borrower's name, or to such other address as Borrower shall


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have specified by like notice; and (e) if directed to one of Lenders, be addressed to Lender at the address for that Lender set forth below Lender's name, or to such other address as Lender shall have specified by like notice.

         21. SECTION HEADINGS. The section headings set forth in this Note are for convenience only and shall not have substantive meaning hereunder or be deemed part of this Note.

         22. CONSTRUCTION. This Note shall be construed as a whole in accordance with its fair meaning and without regard to or taking into account any presumption or other rule of law requiring construction against the party preparing this Note.

         IN WITNESS WHEREOF, Borrower has executed this Note as of the 26th day of October, 2001.

                                      "BORROWER"

                                      BIONUTRICS, INC., a Nevada corporation



                                      By:      /s/ Ronald H. Lane
                                         ---------------------------------------
                                      Name:        Ronald H. Lane
                                      Title:       President

                                      Address of Borrower:
                                      2425 East Camelback Road, Suite 650
                                      Phoenix, AZ  85016
                                      Attention:   Ronald H. Lane


                                      "AGENT"

                                      William McCormick

                                       /s/ William McCormick
                                      ------------------------------------------

                                      Address of Agent:
                                      c/o Inverness
                                      660 Steamboat Road
                                      Greenwich, CT  06830


                           ACKNOWLEDGEMENT OF LENDERS

         The Lenders hereby agree to be bound by the terms of this Note.

                                      "LENDERS"

                                      HEALTHSTAR HOLDINGS LLC, as a Lender



                                      By:     /s/ Jerry Brager
                                         ---------------------------------------
                                      Name:       Jerry Brager
                                           -------------------------------------
                                      Title:      Managing Member
                                            ------------------------------------

                                      Address of HealthSTAR Holdings LLC:
                                      100 Woodbridge Center Drive, Suite 202
                                      Woodbridge, NJ  07095


                                      William McCormick, as a Lender

                                        /s/ William McCormick
                                      ------------------------------------------

                                      Address of William McCormick:
                                      c/o Inverness
                                      660 Steamboat Road
                                      Greenwich, CT  06830


                                      Xiagen Ltd., as a Lender

                                      By:     /s/ William McCormick
                                         ---------------------------------------
                                      Name:       William McCormick
                                           -------------------------------------
                                      Title:      Chairman
                                            ------------------------------------

                                      Address of Xiagen Ltd.:
                                      c/o Inverness
                                      660 Steamboat Road
                                      Greenwich, CT  06830


                                      Ropart Investments, LLC, as a Lender

                                      By:     /s/ Robert B. Goergen
                                         ---------------------------------------
                                      Name:       Robert B. Goergen
                                           -------------------------------------
                                      Title:      Managing Member
                                            ------------------------------------


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                                      Address of Ropart Investments LLC:
                                      One East Weaver Street
                                      Greenwich, CT  06831


                                      Frederick B. Rentschler, as a Lender

                                      /s/ Frederick B. Rentschler
                                      ------------------------------------------

                                      Address of Frederick B. Rentschler:
                                      P.O. Box 4710
                                      Cave Creek, AZ  85327



                                      Ronald H. Lane, as a Lender

                                      /s/ Ronald H. Lane
                                      ------------------------------------------

                                      Address of Ronald H. Lane:
                                      2425 East Camelback Road
                                      Suite 650
                                      Phoenix, AZ  85016



                                      William J. Rittger, as a Lender

                                      /s/ William J. Rittger
                                      ------------------------------------------

                                      Address of William J. Rittger
                                      623 Ocean Ave.
                                      Sea Grit, NJ  07650


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                                                        , as a Lender
                                      ------------------


                                      ------------------------------------------

                                      Address




                                       10